Exhibit 10.17

STERLING HOUSE
	LICENSE AGREEMENT


































DEVON DEVELOPMENT, LIMITED
Licensee



Date of Agreement

	STERLING HOUSE
	LICENSE AGREEMENT
	TABLE OF CONTENTS

Item												   Page

I.	Grant of License
	1.01	Grant of License		 2
	1.02	Retention of Certain Rights		 2
	1.03	Improvements to System		 3
	1.04	Agreement to Operate		 3

II.	Development and Opening of the Residence
	2.01	Architectural Plans		 3
	2.02	Furnishings, Fixtures, Signs and Equipment		 4
	2.03	Operations Manual		 4

III.	Marks
	3.01	Ownership of Goodwill and Marks		 4
	3.02	Limitations on Licensee's Use of Marks		 5
	3.03	Infringement		 5
	3.04	Discontinuance of Use of Marks		 6

IV.	Relationship of the Parties/Indemnification
	4.01	Independent Status		 6
	4.02	Additional Limitations on Licensee's Use of Marks		 6
	4.03	Limitations on Liability		 6
	4.04	Indemnification		 7

V.	Confidential Information
	5.01	Limitation on Interest in Confidential Information		 7
	5.02	Confidential Use of Confidential Information		 8
	5.03	Exception to Restrictions on Confidential Information		 9
	5.04	Insurance		 9

VI.	Annual Reviews, Inspections, and Audits
	6.01	Company's Right to Inspect the Residence		10

VII.	Transfer
	7.01	By Company		11
	7.02	Licensee May Not Transfer Without Approval of Company		11
	7.03	Definition of "Transfer"		11
	7.04	Conditions for Approval of Transfer		12
	7.05	Excepted Transfers		12
	7.06	Death or Disability of Licensee		12
	7.07	Effect of Consent to Transfer		13

VIII.	Termination of Agreement by Licensee
	8.01	Termination for Good Cause		13

IX.	Termination of the License
	9.01	Grounds for Termination		14
	9.02	Efforts to Resolve Termination Disputes Other
		Than by Termination		15

X.	Rights and Obligations of Company and Licensee
	Upon Termination or Expiration of the License
	10.01	Payment of Amounts Owed to Company		15
	10.02	Marks		15
	10.03	Modification of Residence Design and Decor		16
	10.04	Cessation of Use of Confidential Information		16
	10.05	Continuing Obligations		16

XI.	Casualty Loss or Condemnation
	11.01	Casualty Loss		16
	11.02	Condemnation Proceedings		17

XII.	Enforcement
	12.01	Severability and Substitution of Valid Provisions		17
	12.02	Waiver of Obligations		18
	12.03	Limitations on Liability		19
	12.04	Specific Performance/Injunctive Relief		19
	12.05	Rights of Parties are Cumulative		20
	12.06	Governing Law/Consent to Jurisdiction		20
	12.07	Binding Effect/Modification		20
	12.08	Construction		20
	12.09	Definitions		21
	12.10	Counterparts		21

XIII.	Notices and Payments		21

	LICENSE AGREEMENT


	NOW, on this        day of                          , 1997, this Agreement
is made,


	BY AND BETWEEN	STERLING HOUSE CORPORATION,
					a Kansas corporation,
					hereinafter referred to as

							"Company,"


	AND				DEVON DEVELOPMENT, LIMITED
					an Ohio limited liability company,
					hereinafter referred to as

							"Licensee."


W I T N E S S E T H:


	WHEREAS, Company owns certain confidential information relating to, and has designed, instituted, developed and promoted a unique assisted living residential
concept for which substantial goodwill has been created.  Such facilities are intended to provide the frail elderly with privacy and companionship in a comfortable, moderately-priced, non-institutional living environment, are operated under the trade name STERLING HOUSE , and are operated with uniform formats, systems, methods, specifications, standards, procedures and trade dress
(hereinafter referred to as the "System"), all of which may be improved, further developed, or otherwise modified by Company from time to time.  Company uses, promotes, and licenses the proprietary service mark STERLING HOUSE  (and associated designs) and other trademarks, service marks, logos, and commercial symbols in connection therewith (hereinafter referred to as the "Marks"); and
	WHEREAS, Company grants to persons who meet Company's qualifications and are willing to undertake the requisite investment and effort to establish and develop STERLING HOUSE  assisted living facilities (hereinafter referred to as
"Residence" or "Residences"), licenses to operate Residences utilizing the
System and the Marks; and
	WHEREAS, Company is willing to grant this License in consideration for the issuance of a membership interest to an affiliate of the Company and other good and valuable consideration, the receipt of which is hereby acknowledged.

	NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

	I.
	GRANT OF LICENSE

	1.01	Grant of License.  Licensee has applied for a License to own and operate one (1) Residence to be located at/in 609 East Water Street, Urbana,
Ohio 43078 (the actual physical location of said Residence wherever situated hereinafter referred to as the "Premises") and such application has been approved by Company in reliance upon all of the representations made herein. Company hereby grants to Licensee, subject to all of the terms, provisions, and conditions contained herein, a non-exclusive License (the "License") to operate a Residence solely at the Premises, and to use the System and Marks in the operation thereof, for a term of fifteen (15) years commencing on the opening of the Residence unless sooner terminated, as provided in ARTICLES VIII and IX herein. Termination or expiration of this Agreement shall constitute a termination or expiration of the License.
	1.02	Retention of Certain Rights.  Notwithstanding anything to the contrary, Company retains, for itself and its affiliates, the right in its sole discretion to:
	A)	operate Residences at such locations as Company, in its sole discretion, deems appropriate;
	B)	utilize the System, or any portions thereof, in the operation of other assisted living facilities, nursing homes, residential care facilities, and other forms of congregate housing wherever located and operated by whomever, as determined by Company in its sole discretion; and
	C)	grant other licenses for licensed Residences at such locations as
Company, in its sole discretion, deems appropriate.
	1.03	Improvements to System.  Notwithstanding anything herein to the contrary, any and all improvements to the System developed by Licensee
(including
any and all Plans), shall be and become the sole and absolute property of Company, and Company may incorporate the same into the System and shall have the sole and exclusive right to copyright, register and protect such improvements in Company's own name to the exclusion of Licensee. Licensee's rights and obligations toward the use of such improvements shall be limited to its rights and obligations regarding Confidential Information as provided for herein.
	1.04	Agreement to Operate.  Licensee agrees that it will at all times faithfully, honestly and diligently perform its obligations hereunder, that it will continuously exert its best efforts to promote and enhance the business of the Residence.

	II.
	DEVELOPMENT AND OPENING OF
	THE RESIDENCE

	2.01	Architectural Plans.  Company shall furnish its copyrighted plans, specifications and drawings, including, without limitation, architectural, mechanical, electrical, structural, civil engineering, and landscape, for a prototype Residence reflecting Company's requirements for its design, materials, layout, equipment, fixtures, furniture, furnishings, signage and decoration (the
"Plans").  The Plans and all modifications thereof, additions and/or deletions thereto are and shall remain the proprietary property of Company regardless of the use of the Plans by the Licensee or Licensee's agents.  Licensee shall cause all construction and equipping of the Residence licensed hereunder to be done in strict compliance with the Plans, and no deviations therefrom shall be made by
Licensee or its contractor(s) without the express written approval of the
Company.  Company shall have the right to inspect all construction.  Licensee acknowledges that Company's exercise of its rights to inspect the construction of the Residence shall be solely for the purpose of assuring compliance with the terms and conditions of this Agreement, and Company shall have no liability or obligation with respect to the construction of the Residence.
	2.02	Furnishings, Fixtures, Signs and Equipment.  Licensee agrees to use in the development and operation of the Residence only those brands, types, or models of equipment, fixtures, furniture, furnishings and signs, which Company has approved as meeting its specifications and standards for quality, design, appearance, warranties, and function.  All such items, if any, designated by
Company from time to time, shall be purchased only from vendors, contractors, and suppliers approved by Company.
	2.03	Operations Manual.  Company shall loan to Licensee for use during the term of the License one (1) set of Company's confidential operations manuals
(the "Operations Manual").  The Operations Manual may be modified from time to time.
Licensee shall keep its copy of the Operations Manual current, making only the amendments and deletions to the Operations Manual as Company may direct.
Licensee shall not at any time without the written consent of Company, copy, duplicate, record or otherwise reproduce any part of the Operations Manual, nor otherwise make the same available to any unauthorized person.  Licensee shall maintain the Operations Manual in a safe and secure location and shall immediately report the theft or loss of the Operations Manual, or any portion thereof, to Company.

	III.
	MARKS

	3.01	Ownership of Goodwill and Marks.  Licensee acknowledges that
Licensee's right to use the Marks is derived solely from this Agreement and is limited to the conduct of business by Licensee pursuant to and in compliance with this Agreement.  Any unauthorized use of the Marks by Licensee shall constitute a breach of this Agreement and an infringement of the rights of
Company in and
to the Marks.  Licensee acknowledges and agrees that all usage of the Marks by
Licensee and any goodwill established thereby shall inure to the exclusive benefit of Company and that this Agreement does not confer any goodwill or other interests in the Marks upon Licensee other than the right to operate a Residence at the Premises in compliance with this Agreement.  All provisions of this
Agreement applicable to the Marks shall apply to any additional proprietary trade
and service marks, and commercial symbols hereafter authorized for use by and licensed to Licensee by Company.
	3.02	Limitations on Licensee's Use of Marks.  Licensee shall use the Marks as the sole identification of the Residence, provided that Licensee shall identify itself as the independent owner thereof in the manner prescribed by
Company.  Licensee shall not use any Mark as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols
(other than logos licensed to Licensee hereunder), or in any modified form, nor may Licensee use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner not expressly authorized
in writing by Company.  Licensee agrees to prominently display the Marks at the
Residence on all signage, displays, and/or materials as may be designated by
Company from time to time, and in connection with any and all advertising and marketing materials, as may be designated by Company.  All Marks shall only be displayed and/or utilized in the manner prescribed by Company.  Licensee agrees to give all notices of trade and service mark registrations as Company specifies
and to obtain all fictitious or assumed name registrations as may be required under applicable law.
	3.03	Infringement.  Licensee shall immediately notify Company in writing of any apparent infringement of, or challenge to Licensee's use of any Mark, or claim by any person of any rights in any Mark or similar trade name, trademark, or service mark of which Licensee becomes aware.  Licensee shall not communicate with any person other than Company, its counsel, or Licensee's counsel in connection with any infringement, challenge, or claim.  Company shall have sole discretion to take such action as it deems appropriate and the right to exclusively control any litigation, U.S. Patent and Trademark Office proceeding, or other administrative proceeding arising out of any infringement, challenge, or claim or otherwise relating to any Mark or the System.  Licensee shall make no claim against Company and shall hold Company harmless from any and all direct or indirect costs, damages, demands, expenses, losses or liabilities suffered by
Licensee as a result of any modification of the System necessitated by any claim or challenge relating to the Marks or the System, including the costs of altering
the appearance, design, or format of the Residence, or any reduction in sales revenues or profits, or increased capital expenditures or operating costs resulting from such modification and occasioned by any litigation arising out of any claim or challenge relating to Licensee's use of any Mark or right to use the
System, or any part thereof.  Licensee agrees to and shall execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of Company's counsel, be reasonably necessary or advisable to protect and maintain the interests of Company in any litigation, U.S. Patent and Trademark Office proceeding, other administrative proceeding, or to otherwise
protect and maintain the interests of Company in the Marks and the System.
	3.04	Discontinuance of Use of Marks.  If it becomes advisable at any time in Company's sole discretion for Company and/or Licensee to modify or discontinue
use of any Mark, and/or to use one (1) or more additional or substitute trade or service marks, Licensee agrees to and shall comply with Company's direction to modify or otherwise discontinue the use of such Mark within a reasonable time after notice by Company.

	IV.
	RELATIONSHIP OF THE PARTIES/INDEMNIFICATION

	4.01	Independent Status.  It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them,
that Company and Licensee shall be independent contractors, and that nothing in this Agreement is intended to make either party a general or special agent, joint
venturer, partner, or employee of the other for any purpose.  Licensee shall conspicuously identify itself in all dealings with tenants/residents, suppliers, public officials, and others as the owner of the Residence under a License with
Company.
	4.02	Additional Limitations on Licensee's Use of Marks.  Company has not
authorized or empowered Licensee to use the Marks except as provided by this
Agreement and Licensee shall not employ any of the Marks in signing any contract,
check, purchase agreement, negotiable instrument, legal obligation, application for any license or permit, or in a manner that may result in liability of
Company
for any indebtedness or obligation of Licensee.  Except as expressly authorized by this Agreement, neither Company nor Licensee shall make any express or implied
agreements, warranties, guarantees or representations, or incur any debt, in the name of or on behalf of the other or represent that their relationship is other than licensor and licensee, respectively.
	4.03	Limitations on Liability.  Neither Company nor Licensee shall be obligated by or have any liability under any agreements or for any representations made by the other that are not expressly authorized hereunder, nor shall Company be obligated for any damages to any person or property directly
or indirectly arising out of the operation of the Residence, or Licensee's business authorized by or conducted pursuant to the License, whether caused by
Licensee's negligent or willful action or failure to act to the relative extent such damages do not arise out of Company's negligence, wrongful act or improper failure to act.  Company shall have no liability for any sales, use, occupation, excise, gross receipts, income, property or other taxes, whether levied upon
Licensee, the Residence, or Licensee's property, or upon Company, in connection with the business conducted by Licensee or payments to Company remitted pursuant to this Agreement.
	4.04	Indemnification.  Licensee shall indemnify and hold harmless Company,
Company's affiliates, and their shareholders, directors, officers, employees, agents, and assignees against any liability for any claims arising out of the operation of the Residence.  For purposes of this indemnification, "claims"
shall
mean and include all obligations, actual and consequential damages, taxes, and costs reasonably incurred by Company in the defense of any claim against Company or in any action in which Company is named as a party, including, without limitation, reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, and other litigation expenses, including travel and living expenses.  Company shall have the right to defend any
claim asserted against it or the persons delineated herein.  This indemnity shall
continue in full force and effect subsequent to and notwithstanding the expiration or earlier termination of this Agreement.

	V.
	CONFIDENTIAL INFORMATION

	Company possesses certain types of confidential information, including, but not limited to, architectural plans, designs, and layouts, as well as the methods, techniques, formats, specifications, procedures, information, systems, and knowledge of and experience in the operation of Residences (hereinafter referred to as "Confidential Information").  Company will disclose the
Confidential Information to Licensee under the terms of this Agreement, including
by way of example, furnishing the Operations Manual and the Plans.
	5.01	Limitation on Interest in Confidential Information.  Licensee
acknowledges and agrees that, although Licensee has the right to use same,
Licensee shall not acquire any interest in the Confidential Information, other than the right to utilize it in the operation of the Residence at the Premises during the term of this Agreement, and that the use or duplication of the
Confidential Information in the operation of any other business or commercial enterprises would constitute an unfair method of competition.
	5.02	Confidential Use of Confidential Information.  Licensee acknowledges and agrees that the Confidential Information is proprietary, may involve trade secrets of Company, and is disclosed to Licensee solely on the express condition that Licensee agrees, and Licensee does hereby agree, that Licensee:
	A)	Shall not use the Confidential Information in the operation of any other business, commercial enterprise, or capacity (including any other business or commercial enterprises engaged in providing housing and/or care to the frail elderly);
	B)	Shall maintain the absolute confidentiality of the Confidential
Information during and after the term of this Agreement;
	C)	Shall not make any unauthorized copy, duplicate, record, or
otherwise reproduce all or any portion of the Confidential Information disclosed by Company in written, electronic, other tangible or verbal form;

D)	Shall never contest the validity of Company's exclusive ownership of and rights to the System or the Confidential Information; and
	E)	Shall adopt and implement all reasonable procedures prescribed from time to time by Company to prevent unauthorized use or disclosure of the
Confidential Information, including without limitation, restrictions on disclosure thereof to employees, officers, members and managers of the Licensee and the use of non-disclosure and non-competition clauses as prescribed by
Company in any agreements with any persons who may hereafter have access to the
Confidential Information.

	5.03	Exception to Restrictions on Confidential Information.
Notwithstanding anything herein to the contrary, the restrictions on Licensee's disclosure and use of the Confidential Information shall not apply to the following:
	A)	Information, processes, or techniques which, in the opinion of
Company, are or become generally known and used in the frail elderly housing and/or care industry, other than through disclosure (whether deliberate or inadvertent) by Licensee;
	B)	Disclosure of the Confidential Information in judicial or
administrative proceedings to the extent that Licensee is legally compelled to disclose such information, provided Licensee shall have used its best efforts
and
shall have afforded Company the opportunity to obtain an appropriate protective order, or other assurance satisfactory to Company, of confidential treatment for the information required to be so disclosed; and
	C)	Disclosure to Licensee's employees to the extent necessary for the proper operation of the Residence.
	5.04	Insurance.  During the term of this Agreement, Licensee shall maintain in full force under policies of insurance issued by carriers approved by Company:
	A)	Comprehensive public and product liability insurance against claims for bodily and personal injury, death, and property damage caused by or occurring
in conjunction  with the operation of the Residence or otherwise in conjunction with the conduct of business by Licensee pursuant to the License;
	B)	Broad form fire and extended coverage, vandalism, and malicious mischief insurance on the Residence licensed under this Agreement and its contents;
	C)	Workers' compensation and employer's liability insurance as well as such other insurance as may be required by statute or rule of the state or locality in which the Premises are located; and
	D)	Automobile liability insurance, where applicable.
	Such insurance coverage shall be maintained in such amounts as Company determines periodically to be necessary.  Not less than ten (10) days prior to each anniversary date for each policy, Licensee shall provide Company with certificates of insurance evidencing that the insurance has been secured and paid
for the then ensuing year.  Company may periodically increase the amounts of coverage required under any insurance policies and require different or additional kinds of insurance at any time, including excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances.
All insurance policies shall insure Licensee and Company and shall provide for thirty (30) days prior written notice to Company of any material modification, cancellation, or expiration of a policy.
	In connection with any construction, renovation, refurbishing, or remodeling of the Residence licensed under this Agreement, Licensee shall cause the general contractor to maintain with a reputable insurer (i) comprehensive general liability insurance (with comprehensive automobile liability coverage for
vehicles used by the Licensed business for both owned and non-owned vehicles, builder's risk, product liability, completed operations and independent contractors coverage) in such amounts as Company determines periodically to be necessary and with Company named as an additional insured, (ii) workers'
compensation insurance, (iii) employer's liability insurance, as well as (iv)
such other insurance as may be required by law.
	VI.
	ANNUAL REVIEWS, INSPECTIONS,
	AND AUDITS

	6.01	Company's Right to Inspect the Residence.  To determine whether
Licensee and the Residence licensed under this Agreement are complying with this Agreement, Company or its designated agents shall have the right at any reasonable time and without prior notice to Licensee to:
	A)	Inspect the Premises;
	B)	Observe Licensee, and the employees of the Residence;
	C)	Interview or survey the employees of the Residence; and
	D)	Interview tenants/residents of the Residence.

	VII.
	TRANSFER

	7.01	By Company.  This Agreement and the License are fully transferable by Company and shall inure to the benefit of any transferee or other legal successor to the interest of Company herein.
	7.02	Licensee May Not Transfer Without Approval of Company.  Licensee
understands and acknowledges that the rights and duties created by this
Agreement
are personal to Licensee or its owner(s) and that Company has granted the rights set forth herein to Licensee in reliance upon the individual or collective character, skill, aptitude, attitude, business ability, and financial capacity of Licensee or its owner(s).  Any Residence developed pursuant to this Agreement
(or any interest therein), or any License (or any interest therein) granted pursuant to this Agreement, may not be transferred without the prior written approval of Company, and any such transfer without such approval shall constitute a breach hereof and convey no rights to or interests in this
Agreement, Licensee,
the Residence licensed under this Agreement or the License.
	7.03	Definition of "Transfer."  As used in this Agreement, the term
"transfer" shall mean and include the voluntary, involuntary, direct or indirect assignment, sale or other transfer by Licensee or its owner of any interest in this Agreement, any part or all of the ownership of Licensee, the Residence licensed under this Agreement or any interest in the Residence, or the License or any interest therein granted pursuant to this Agreement, including, without limitation:  (i) the transfer of ownership of capital stock or partnership interest; (ii) merger or consolidation, or issuance of additional securities representing an ownership interest in Licensee; (iii) sale of common stock, limited liability company interests, or partnership interests, of Licensee sold pursuant to a private placement or registered public offering; (iv) transfer of interest in Licensee, the License granted pursuant hereto, or the Residence licensed under this Agreement, in a divorce proceeding or otherwise by operation of law; or (v) transfer of any interest in Licensee, the License granted pursuant hereto, or the Residence licensed under this Agreement, in the event of the death
of Licensee or an owner of Licensee by will, declaration of or transfer in trust, or under the laws of intestate succession.
	7.04	Conditions for Approval of Transfer.  If Licensee and its owners are in full compliance with this Agreement, Company shall not unreasonably withhold its approval of a transfer that meets all the applicable requirements of this

Section 7.04.  The proposed transferee or its owner must be an individual of good moral character and otherwise meet Company's then applicable standards for licensees. A transfer of ownership in the Residence licensed under this
Agreement may only be made in conjunction with a transfer of this Agreement. If the transfer is of a controlling interest in Licensee, or is one (1) of a series of transfers which in the aggregate constitute the transfer of a controlling interest in Licensee, as a bare minimum, and without in any way limiting its discretion, Company may require prior to its consent that all of the following conditions must be satisfied prior to, or concurrently with, the effective date of the transfer: (i) the transferee must have sufficient business experience, aptitude, and financial resources to develop the Premises and operate the Residence; (ii) all obligations of Licensee and its owner incurred in connection with this Agreement and the License granted hereby must be assumed by the transferee; (iii) Licensee must pay any and all other amounts of whatever nature owed to Company or its affiliates which are then due and unpaid; (iv) the lessors of the Premises must have consented to the assignment or sublease of the Premises to the transferee; (v) the transferee must agree to be bound by all terms and
conditions of this Agreement; (vi) Licensee or the transferee must reimburse Company for all expenses (including legal fees) reasonably incurred by Company in connection with the transfer; (vii) Licensee and its transferring owner must execute a general release, in form satisfactory to Company, of any and all claims
against Company, its affiliates and their officers, directors, employees and agents; and (viii) Company must approve the material terms and conditions of the transfer, including, without limitation, a determination that the price and terms
of payment are not so burdensome as to adversely affect the future development and operation of the Residence licensed under this Agreement by the transferee.
	7.05	Excepted Transfers.  If the proposed transfer will not result in a change of control and is to or among owners of Licensee or to or among the immediate family members of Licensee, Sub-Sections (i), (ii) and (iv) of Section
7.04 shall not apply.
	7.06	Death or Disability of Licensee.  Upon the death or permanent disability of Licensee or, if Licensee is a corporation, limited liability company, or partnership, the owner of a controlling interest in Licensee, the executor, administrator, conservator, or other personal representative of such person shall transfer its interest in this Agreement or such interest in
Licensee
to either a fellow shareholder, member or partner, as the case may be, or a third
party upon approval of such transferee by Company. The disposition of this Agreement or such interest in Licensee (including, without limitation, transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed twelve (12) months from the date of death or permanent disability and shall be subject to all the terms and conditions applicable to transfers contained herein. Failure to dispose of this Agreement or the interest in Licensee within said period of time shall constitute a breach of this Agreement.
	7.07	Effect of Consent to Transfer.  Company's consent to a transfer of this Agreement or any interest in Licensee subject to the restrictions of this
ARTICLE VII shall not constitute a waiver of any claims it may have against Licensee, nor shall it be deemed a waiver of Company's rights to demand exact compliance with any of the terms or conditions of this Agreement by any transferee. Further, Licensee for itself and on behalf of its transferee does acknowledge and agree that Company's approval shall not be deemed to constitute a guaranty or warranty as to transferee's success in conducting the business contemplated herein.
	VIII.
	TERMINATION OF AGREEMENT BY LICENSEE

	8.01	Termination for Good Cause.  Nothing herein shall be construed to prevent Licensee from terminating this Agreement for good cause. For purposes of this Agreement, the term "good cause" shall be deemed to mean a material breach of this Agreement by Company which is not cured within thirty (30) days after Company actually receives written notice required hereunder from Licensee, or in the event such default cannot be cured within such thirty (30) day period, Company shall not have commenced to cure such default within thirty (30) days and diligently continued thereafter to attempt to cure such default.

	IX.
	TERMINATION OF THE LICENSE

	9.01	Grounds for Termination.  This Agreement shall terminate
automatically upon delivery of notice of termination to Licensee, if Licensee or its owner (or any shareholder, member or partner, if Licensee is a corporation, limited liability company or partnership):
	A)	Abandons or fails to actively operate the Residence licensed under this Agreement;
	B)	Surrenders or transfers control of the operation of the Residence licensed under this Agreement;
	C)	Files a Certificate/Articles of Dissolution, makes a general assignment for the benefit of its creditors, applies for or consents to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy, has an involuntary petition in bankruptcy filed against it (which is not released within ninety
[90]
days), or fails to pay its debts and obligations as they mature in accordance with normal business practices;
	D)	Makes an unauthorized assignment or transfer of this Agreement, the
License, the Residence licensed under this Agreement, or an
ownership interest in Licensee; or
	E)	Makes any unauthorized use of the Marks or unauthorized use or disclosure of the Confidential Information or any portion thereof.
	This Agreement shall terminate without further action by Company or notice to Licensee, if Licensee or its owner:
	A)	Fails to timely comply with any provision of this Agreement and does not:

		1)	correct such failure within fifteen (15) days after written
notice of such failure to comply is delivered to Licensee; or

		2)	if such failure cannot reasonably be corrected within fifteen
(15) days after written notice of such failure to comply is delivered to
Licensee, Licensee fails to undertake efforts to correct such failure and furnish
proof acceptable to Company of such efforts and the date of their expected completion, within ten (10) days after written notice is delivered to Licensee.

	B)	If Company or an affiliate of Company is no longer a shareholder, member, or partner of Licensee.

	9.02	Efforts to Resolve Termination Disputes Other Than by Termination.
Any acts of Company undertaken in the course of efforts to resolve a termination dispute, or a dispute for which termination is a possible remedy, shall be deemed to have been undertaken without prejudice to the rights asserted by Company and shall not constitute a waiver or relinquishment of those rights. In the event Licensee continues to engage in Licensed operations while a dispute is pending, that fact shall not constitute a waiver or relinquishment of Company's rights. Company may, at its option and without waiving its right to terminate, seek any form of relief or remedy available to it under common law or statute for any breach of this Agreement including, but not limited to, the right to damages, injunctive relief, declaratory orders or specific performance.

	X.
	RIGHTS AND OBLIGATIONS OF COMPANY AND LICENSEE UPON
	TERMINATION OR EXPIRATION OF THE LICENSE

	10.01	Payment of Amounts Owed to Company.  Licensee shall pay to
Company within fifteen (15) days after the effective date of termination or expiration of this Agreement, or such later date when the amounts due to Company are determined, all amounts owed to Company or its affiliates which are then unpaid.
	10.02	Marks.  After the termination or expiration of this Agreement,
Licensee shall:
	A)	Not directly or indirectly at any time or in any manner identify itself or any business as a current or former Residence operator, or as a licensee of or as otherwise associated with Company (other than under other license agreements with Company), or use any of the Marks, any colorable imitation thereof, or other indicia of a Residence in any manner or for any purpose, or utilize for any purpose any trade dress, trade name, trade or service
mark or other commercial symbol that suggests or indicates a connection or association with Company;
	B)	Remove all signs, sign faces, and deliver to Company all marketing materials, and other materials containing any Mark or otherwise identifying or relating to a Residence;
	C)	Remove all Marks, if any, affixed to uniforms;

D)	Take all action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to Licensee's use of any Mark; and
	E)	Furnish to Company, within thirty (30) days after the effective date of termination or expiration, evidence satisfactory to Company of Licensee's compliance with the foregoing obligations.
	10.03	Modification of Residence Design and Decor.  Upon expiration or termination of this Agreement without renewal, Licensee shall modify the interior and exterior design (which may include removal of the building's cupola), decor, and color scheme of the Residence licensed under this Agreement in a manner acceptable to Company so that it no longer suggests or indicates a connection with the System or any rights and privileges granted by this
Agreement.
	10.04	Cessation of Use of Confidential Information.  Upon termination or expiration of this Agreement, Licensee will immediately cease to use any
Confidential Information disclosed to Licensee pursuant to this Agreement in the operation of the Residence licensed under this Agreement, or any business or commercial enterprise engaged in any competitive business, or other similar business, or capacity and shall return to Company all copies of the Operations
Manual and any other confidential materials which may have been loaned to
Licensee by Company.
	10.05	Continuing Obligations.  All obligations of Company and
Licensee which expressly or by their nature survive the expiration or termination
of this Agreement shall continue in full force and effect subsequent to and notwithstanding this Agreement's expiration or termination and until they are satisfied in full or by their nature expire.

	XI.
	CASUALTY LOSS OR CONDEMNATION

	11.01	Casualty Loss.  If the Residence licensed hereunder is damaged by fire or other casualty, Licensee shall, at its cost, expeditiously repair the damage as soon as possible after the occurrence thereof. In the event the casualty loss requires the closing of the Residence for more than three (3) consecutive months, then, unless repair and reconstruction work has commenced in earnest within the three (3) month period and unless the Residence is re-opened in full operation no later than one (1) year after the date of the casualty loss, this Agreement shall terminate automatically without necessity of notice to Licensee.
	11.02	Condemnation Proceedings.  Licensee shall give Company written notice as soon as it receives any knowledge of any condemnation or exercise of the power of eminent domain, or threat thereof, by any governmental agency or authority. If, in the reasonable opinion of Company, a substantial part of the Residence licensed under this Agreement is to be condemned or taken under eminent domain and the portion not so taken or condemned could not be operated practicably and profitably as a Residence, Company shall give good faith consideration to transferring the License granted hereunder to another location reasonably near the condemned Residence which decision shall be made by Company not more than four (4) months after Company's determination of the impact of the condemnation. If a transfer of the License is authorized by Company and Licensee opens for business at another location within one (1) year of the closing of the condemned or taken Residence, the substituted Residence shall be deemed to be open under this Agreement in the same manner and for the same term as was the previous Residence. In the event Licensee has used its best efforts to vigorously replace a condemned location but has been unable to do so on account of its failure to obtain the requisite licenses and permits for another location,
Company may, but shall not be required to, grant additional time for Licensee to open another location. If any condemnation or eminent domain proceeding takes place and no new location, for any reason whatsoever, becomes licensed in strict accordance with this Section 11.02, then this Agreement shall terminate automatically without notice to Licensee.

	XII.
	ENFORCEMENT

	12.01	Severability and Substitution of Valid Provisions.  Except as
expressly provided to the contrary herein, each part, section, term and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any provision of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final ruling issued by any court, agency, or tribunal with competent jurisdiction
in a proceeding to which Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall then continue to be given full force and effect and bind the parties hereto. Provided, any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if Licensee is a party thereto, or otherwise upon Licensee's receipt of a notice of non-enforcement thereof from Company. To the extent that ARTICLE V, or any section, or portion, or clause thereof, is deemed unenforceable, but same may be made enforceable by amending any or all thereof, Licensee and Company agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction
in which enforcement is sought.
	Licensee agrees to and shall be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof, or any specification, standard or operating procedure prescribed by Company, any portion or portions which a court may hold to be unenforceable in a final decision to which Company is a party, or from reducing the scope of any promise or covenant to the extent required to comply with any court order. All modifications to this Agreement shall be effective only in such jurisdiction, unless Company elects to give them greater applicability, and this Agreement shall be enforced as originally made and entered into in all other jurisdictions.
	12.02	Waiver of Obligations.  Company and Licensee may by written
instrument unilaterally waive or reduce any obligation of or restriction imposed upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver.
Whenever this Agreement requires Company's prior approval or consent, Licensee shall make a timely written request therefor, and such approval shall be obtained
in writing. Company makes no warranties or guaranties upon which Licensee may rely, and assumes no liability or obligation to Licensee, by granting any waiver,
approval, or consent to Licensee or by reason of any neglect, delay, or denial of any request therefor. Any waiver granted by Company shall be without prejudice to any other rights Company may have, will be subject to continuing review by Company, and may be revoked, in Company's sole discretion, at any time and for any reason, effective upon delivery to Licensee of written notice of the revocation.
	Company and Licensee shall not be deemed to have waived or impaired any right, power, or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition, and covenant herein, or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof; any failure,
refusal, or neglect of Company or Licensee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, any waiver, forbearance, delay, failure, or omission by Company to exercise any right, power or option, whether of the same, similar or a different nature, with respect to the Residence licensed under this Agreement.
	12.03	Limitations on Liability.  Unless stated to the contrary
elsewhere herein, neither Company nor Licensee shall be liable for any loss or damage nor deemed to be in breach of this Agreement if its failure to perform its
obligations results from:
	A)	Transportation shortages, inadequate supply of equipment,
merchandise, supplies, labor, material, or energy, or the voluntary foregoing of the right to acquire or use any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations, or instructions of any federal, state, or municipal government or any department or agency thereof;
	B)	Acts of God;
	C)	Acts or omissions of the other party;
	D)	Fires, strikes, embargoes, war, or riot; or
	E)	Any other similar event or cause.
Any delay resulting from any of the above causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.
	12.04	Specific Performance/Injunctive Relief.  Nothing herein
contained shall bar Company's or Licensee's right to obtain specific performance of the provisions of this Agreement and to obtain injunctive relief against threatened conduct that will cause it loss or damages, under customary equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions. Licensee agrees that Company may obtain injunctive relief, without bond, but upon due notice, in addition to all further and other relief as may be available at equity or law. Licensee further agrees that its sole remedy in the event of the entry of an injunction, shall be the dissolution of the injunction, if warranted, upon hearing duly had and all claims for damages by reason of the wrongful issuance of any injunction are expressly waived hereby unless the waiver of damages is against the public policy of the forum in which the proceeding was brought.

	12.05	Rights of Parties are Cumulative.  The rights of Company and
Licensee hereunder are cumulative and no exercise nor enforcement by Company or Licensee of any right or remedy hereunder shall preclude the exercise or enforcement by Company or Licensee of any other right or remedy hereunder or which Company or Licensee is entitled by law or equity to enforce.
	12.06	Governing Law/Consent to Jurisdiction.  Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051, et seq.), this Agreement and the License shall be governed by the laws of the State of Kansas. Licensee acknowledges that it has and will continue to develop a substantial and continuing relationship with Company at its principal offices in Kansas, where Company's decision-making authority is vested and License operations are conducted and supervised. Licensee further agrees that Company may institute any action against Licensee and that Licensee shall be required to institute any and all legal proceedings arising out of or relating to this Agreement in the state or federal courts having jurisdiction therefor in the State of Kansas, located in Wichita, Kansas, and Licensee irrevocably submits to the jurisdiction of such courts and waives any objection it may have to either
the jurisdiction or venue of that court.
	12.07	Binding Effect/Modification.  This Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, assigns
and successors in interest, and shall not be modified except by written agreement
signed by both Licensee and Company.
	12.08	Construction.  The preambles are a part of this Agreement which constitutes the entire agreement of the parties, and there are no other oral or written understandings or agreements between Company and Licensee relating to the subject matter of this Agreement. Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity
not a party hereto.
	The headings of the several articles and sections hereof are for convenience only and do not define, limit, or construe the contents of any articles or sections.
	12.09	Definitions.  In addition to the words and terms defined in the recitals and elsewhere in this Agreement, the words and terms defined as follows in this Section 12.09 shall, for all purposes of this Agreement, have the meanings herein specified, except as otherwise expressly provided or unless the context otherwise requires:

A)	The term "affiliate"  as used herein is applicable to any company directly or indirectly owned or controlled by Company that sells or rents products, renders services, or otherwise transacts business with Licensee.
	B)	The term "Licensee" as used herein is applicable to one (1) or more persons, a corporation, a limited liability company, a limited partnership, or a general partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine.
If two (2) or more persons are at any time the Licensee hereunder, whether or not
as partners or joint venturers, their obligations and liabilities to Company shall be joint and several.  References to "Licensee," "owner" and "transferee"
which are applicable to an individual or individuals shall mean, unless expressly made applicable to all shareholders, members and partners, the owners of Licensee or the transferee (i.e., any person owning of record or beneficially five percent
[5%] or more of the equity or control of Licensee) if Licensee or the transferee is a corporation, limited liability company or partnership.
	12.10	Counterparts.  This Agreement may be executed in multiple
copies, each of which shall be deemed an original.
	XIII.
	NOTICES AND PAYMENTS

	All written notices and reports permitted or required to be delivered by the provisions of this Agreement shall be deemed to be delivered at the time delivered by hand, one (1) business day after transmission by telegraph or comparable electronic system, or three (3) business days after being placed in the United States Mail by Registered or Certified Mail, Return Receipt Requested,
postage prepaid and in any event until notified in writing to the contrary addressed to the respective parties as follows:
	If to Company:			President
						STERLING HOUSE CORPORATION
						Suite 500
						453 South Webb Road
						Wichita, KS  67207

	If to Licensee:			DEVON DEVELOPMENT, LIMITED
						609 East Water Street
						Urbana, Ohio 43078
						ATTN:  Timothy J. Buchanan

	IN WITNESS WHEREOF, the parties hereto have executed, sealed, and delivered this Agreement in one (1) or more counterparts on the day and year first above written.

						STERLING HOUSE CORPORATION


						By

						      Steven L. Vick, President

						"Company"


WITNESS:					DEVON DEVELOPMENT, LIMITED
						By Coventry Corporation, Manager


By                                                           	  By

       R. Gail Knott, Secretary			        Steven L. Vick, President


			"Licensee"










22255